EXHIBIT 10.32
FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT

(JCP Realty Advisors, LLC)
THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT (this “Amendment”) is entered into as of the 17th day of October, 2017, by and between IMH Financial Corporation, a Delaware corporation (“IMH”), and JCP Realty Advisors, LLC, a Delaware limited liability company (the “Consultant”).
RECITALS
WHEREAS, IMH and Consultant entered into that certain Consulting Services Agreement dated as of July 24, 2014, as affected by that certain letter agreement dated as of October 25, 2016 (collectively, the “Agreement”); and
WHEREAS, IMH and Consultant desire to amend the Agreement on the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AMENDMENT
1.Defined Terms. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings provided to such terms in the Agreement (including as amended by this Amendment).
2.    Amendment. The Agreement is hereby amended as follows:
(a)    Section 1.2 is deleted in its entirety and the following is substituted in its place:
“1.2    Renewal Term. Upon the expiration of the Initial Term, provided this Agreement has not been terminated by IMH or the Consultant pursuant to the terms of this Agreement, the Initial Term shall be automatically extended for successive one (1) year terms (each, a “Renewal Term”) unless either IMH or the Consultant gives the other a written notice of non-renewal at least thirty (30) days prior to the expiration of the Initial Term or the applicable Renewal Term (the “Notice of Non-Renewal”). If any such Notice of Non-Renewal is not given, this Agreement shall immediately and automatically renew and shall terminate at the end of the then applicable Renewal Term.”

(b)    Section 6.2.1 is deleted in its entirety and the following is substituted in its place:
“6.2.1    Amount.    During the Term, for so long as the Consultant is providing the Consulting Services, the Consultant shall receive an aggregate annual base consulting fee (the “Base Consulting Fee”). From the Effective Date until July 23, 2017, the Base Consulting Fee shall be Six Hundred Thousand Dollars ($600,000). From July 24, 2017 until the expiration of the Term (including any renewals or extensions thereof), the Base Consulting Fee shall be Four Hundred Fifty Thousand Dollars ($450,000).”
(c)    Section 6.4.1 is deleted in its entirety and the following is substituted in its place:
“6.4.1    Origination Fee.    Subject to Section 3.2, with respect to any loans or investments in real estate, preferred equity or mezzanine securities made by IMH or any of its subsidiaries, which loans or investments arose from opportunities originated or identified by Consultant, Consultant shall receive an origination fee equal to one hundred twenty-five (125) basis points (i.e. 1.25%) of the total amount or gross amount of any such investments or loans; provided, however, that for any investments or loans, the total amount or gross amount of which is in excess of $40,000,000, the origination fee payable to Consultant shall be reduced on a ratable basis by one basis point for each $1,600,000 by which the total amount or gross amount of such investment or loan exceeds $40,000,000, with a floor of one hundred (100) basis points (i.e. 1.00%). For example, if the total amount or gross amount of an investment is $43,200,000, the origination fee would be $531,360.00 ($43,200,000 * 1.23%), and for all loans and investments with a total amount or gross amount in excess of $80,000,000, the origination fee would be 1.00%. If any third party broker or other financial intermediary is involved in any such loans or investments, then Consultant shall only be entitled to fifty percent (50%) of above-described fees.”
(d)    Section 10.11 is hereby amended as follows:
“If to IMH:            IMH Financial Corporation
                7001 N. Scottsdale Road, Suite 2050
                Scottsdale, Arizona 85253
                Attn: Lawrence D. Bain, CEO

With a copy to:	IMH Financial Corporation
Attn: Legal Department
7001 N. Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253”

3.    No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement of the parties with respect to the subject matter contained therein and herein, and may not be amended except in a writing signed by both parties hereto.

4.    Counterparts; Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic exchange of PDF signature pages), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

IMH:

IMH Financial Corporation,
a Delaware corporation

By:	/s/ Lawrence D. Bain
Lawrence D. Bain
Its:	Chief Executive Officer

CONSULTANT:

JCP Realty Advisors, LLC,
a Delaware limited liability company

By:	/s/ Jay Wolf
Jay Wolf
Its:	Managing Member

4822-2283-2457, v. 3

First Amendment to Consulting Services Agreement        4